Exhibit 10.1

SUBSCRIPTION AGREEMENT

Sandbridge Acquisition Corporation
1999 Avenue of the Stars, Suite 2088
Los Angeles, CA 90067

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into by and between Sandbridge Acquisition Corporation, a Delaware corporation (“Sandbridge”), and the undersigned subscriber (the “Investor”), as of the date set forth on Sandbridge’s signature page hereto, in connection with the Business Combination Agreement, to be entered into concurrently herewith (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Sandbridge, Owlet Baby Care Inc., a Delaware corporation (the “Company”), Project Olympus Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned subsidiary of Sandbridge, on the terms and subject to the conditions therein (such merger, the “Transaction”). In connection with the Transaction, Sandbridge is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, shares of Sandbridge’s Class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, Sandbridge is entering into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to thirteen (13) million Shares, at the Per Share Purchase Price.

The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Sandbridge acknowledges and agrees as follows:

1. Subscription. The Investor hereby subscribes for and agrees to purchase from Sandbridge, and Sandbridge agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) Sandbridge to the Investor (the “Closing Notice”), that Sandbridge reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Sandbridge, two (2) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Sandbridge in the Closing Notice to be held in escrow until Closing. On the Closing Date, Sandbridge shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement, free and clear of any liens or restrictions (other than those arising under state and federal securities laws), and subsequently cause such Shares to be registered in book entry form in the name of the Investor on Sandbridge’s share register; provided, however, that Sandbridge’s obligation to issue the Shares to the Investor is contingent upon Sandbridge having received the Subscription Amount in full accordance with this Section 2.  In the event that the consummation of the Transaction does not occur within ten (10) business days after the anticipated Closing Date specified in the Closing Notice, Sandbridge shall promptly (but in no event later than twelve (12) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Investor to Sandbridge by wire transfer in immediately available funds to the account specified by the Investor. Notwithstanding such return, (i) failure to close on the Closing Date contained in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived, and (ii) Investor shall remain obligated to (A) redeliver funds to Sandbridge following Sandbridge’s delivery to Investor of a new Closing Notice with a new Closing Date in accordance with this Subscription Agreement and (B) consummate the Closing upon satisfaction of the conditions set forth in Section 3, subject to termination of this Agreement in accordance with Section 8 below. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have issued, enforced or entered any judgment or order, which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) (A) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing; and

(iii) no suspension  of the qualification of the Shares for offering or sale or trading in any jurisdiction in the United States, or initiation of any proceedings for any of such purposes, shall have occurred and be continuing.

b. The obligation of Sandbridge to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) no amendment, modification or waiver of the Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall have occurred without the Investor’s written consent that would materially and adversely affect the economic benefits that Investor would reasonably expect to receive under this Subscription Agreement;

(ii) all representations and warranties of Sandbridge contained in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date), except, in the case of this clause (ii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality or Material Adverse Effect contained therein) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iii) Sandbridge shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by the Investor to Sandbridge, and Sandbridge fails to cure such non-compliance in all material respects within five (5) business days of receipt of such notice;

(iv) there shall have been no amendment, waiver, or modification to the other Subscription Agreements that materially economically benefits the Other Investor unless the Investor has been offered substantially the same benefits; and

(vi) the Stock Exchange (as defined herein) shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares.

4. Further Assurances. Prior to or at the Closing, the Investor shall deliver all such other information as is reasonably requested in order for Sandbridge to issue the Shares to the Investor.

5. Sandbridge Representations and Warranties. Sandbridge represents and warrants to the Investor that:

a. Sandbridge is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sandbridge has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Sandbridge’s certificate of incorporation, bylaws or under the General Corporation Law of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by Sandbridge and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Sandbridge in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution and delivery of this Subscription Agreement and the issuance and sale of the Shares and the compliance by Sandbridge with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sandbridge or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Sandbridge or any of its subsidiaries is a party or by which Sandbridge or any of its subsidiaries is bound or to which any of the property or assets of Sandbridge is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Sandbridge and its subsidiaries, taken as a whole and assuming for this purpose the consummation of the Transaction (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of Sandbridge to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Sandbridge; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sandbridge or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Sandbridge to comply in all material respects with this Subscription Agreement.

e. As of their respective dates, all reports (the “SEC Reports”) required to be filed by Sandbridge with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Sandbridge has timely filed each SEC Report, statement, schedule, prospectus and registration statement that Sandbridge was required to file with the SEC since the effective date of its initial registration statement relating to the initial public offering of its securities. The financial statements of Sandbridge included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Sandbridge as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by Sandbridge from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f. Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement, Sandbridge has not entered into any side letter or similar agreement with any Other Investor in connection with such investor’s investment in the Shares, and no Other Subscription Agreement includes terms and conditions that are materially more favorable to any such Other Investor than Investor hereunder, and such Other Subscription Agreements reflect the same Per Share Purchase Price. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

g. Sandbridge is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Sandbridge of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the New York Stock Exchange (the “Stock Exchange”), and (iv) the failure of which to obtain would not have, individually or in the aggregate, a Material Adverse Effect.

h. As of the date of this Subscription Agreement, the authorized capital stock of Sandbridge consists of 1,000,000 shares of Preferred Stock, 100,000,000 shares of Class A common stock (“Class A Stock”), and 10,000,000 shares of Class B common stock (the “Class B Stock”), each par value $0.0001 per share. As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 23,000,000 shares of Class A Stock are issued and outstanding, (iii) 5,750,000 shares of Class B Stock are issued and outstanding and (iv) 11,500,000 redeemable warrants and 6,600,000 private placement warrants to acquire shares of Class A Stock are outstanding. All (A) issued and outstanding shares of Class A Stock and Class B Stock have been duly authorized, are fully paid and are non-assessable and (B) outstanding warrants have been duly authorized. Except as set forth above, and except for any equity interests issued upon conversion or exercise of any of the equity interests set forth above in accordance with their terms, and other than pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Sandbridge any shares of Class A Stock, Class B Stock or other equity interests in Sandbridge, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Sandbridge has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Sandbridge is a party or by which it is bound relating to the voting of any securities of Sandbridge, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. There are no securities or instruments issued by Sandbridge containing anti-dilution provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

i. The issued and outstanding shares of Class A Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Sandbridge, threatened against Sandbridge by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Class A Stock, or to deregister the Class A Stock. Sandbridge has taken no action that is designed to terminate the registration of the shares of Class A Stock under the Exchange Act.

j. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by Sandbridge to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Except for such matters as have not had and would not have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Sandbridge, threatened against Sandbridge or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Sandbridge.

l. Sandbridge is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Sandbridge has not received any written communication from a governmental authority that alleges that Sandbridge is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

m. Other than the Placement Agents (as defined below), Sandbridge has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and Sandbridge is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents.

n. Sandbridge is not a United States real property holding corporation (as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended).

o. No part of the proceeds of the Subscription Amount will be used, directly or indirectly, for any purpose that would breach the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder, or for any purpose that would breach any U.S. or other applicable anti-money laundering or economic sanctions laws.

p. Sandbridge is not required to be registered as, and is not an affiliate of, and immediately following the Closing (including the closing of the Transaction) will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

r. Sandbridge  acknowledges that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provided Sandbridge with any notice thereof; provided, however, that neither Sandbridge or its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge.

6. Investor Representations and Warranties. The Investor represents and warrants to Sandbridge that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Sandbridge or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that Sandbridge files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares from Sandbridge. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Sandbridge, the Company, any of their respective officers and directors, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Sandbridge expressly set forth in this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Sandbridge, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Sandbridge, the Company or a representative of Sandbridge or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Sandbridge, the Company or a representative of Sandbridge or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Sandbridge, the Company, the Placement Agents (defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Sandbridge contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Sandbridge. The Investor acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Sandbridge’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h. Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Sandbridge. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Neither Sandbridge nor any of its affiliates have offered the Investor any tax advice relating to Investor’s investment in the Shares, or made any representations, warranties or guarantees regarding the tax consequences of Investor’s investment in the Shares.

j. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n. The Investor acknowledges that no disclosure or offering document has been provided to the Investor by Citigroup Global Markets Inc. and BofA Securities, Inc. or any of their respective affiliates (collectively, the “Placement Agents”) in connection with the offer and sale of the Shares.

o. The Investor acknowledges that neither Placement Agent has, nor have any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing made any independent investigation with respect to Sandbridge, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Sandbridge.

p. The Investor acknowledges that in connection with the issue and purchase of the Shares, neither Placement Agent has acted as the Investor’s financial advisor or fiduciary.

q. The Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement pursuant to Section 2.

7. Registration Rights.

(a) In the event that the Shares are not registered in connection with the consummation of the Transaction, Sandbridge agrees that, within thirty (30) calendar days after the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies Sandbridge that it will “review” the Registration Statement) following the Closing Date and (ii) five (5) business days after Sandbridge is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. Sandbridge agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (x) the third anniversary of the Closing, (y) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, and (z) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) without restriction under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Sandbridge to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its ownership to Sandbridge upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC seeks to prevent Sandbridge from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, Sandbridge shall use its best efforts to ensure that the SEC determines that (1) the offering contemplated by the Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 of the Securities Act and (2) the Investor is not a statutory underwriter. If Sandbridge is unsuccessful in the efforts described in the preceding sentence then Sandbridge shall cause such Registration Statement to register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and Sandbridge will register Investor’s remaining Shares that were not registered at the earliest date permitted by the SEC and subject to the other terms and conditions of this Section 7. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), Sandbridge will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, Sandbridge will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable. Notwithstanding anything to the contrary contained herein, Sandbridge may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of Sandbridge determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Sandbridge or would require premature disclosure of information that could materially adversely affect Sandbridge (each such circumstance, a “Suspension Event”); provided, that, (I) Sandbridge shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period, and (II) Sandbridge shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by Sandbridge, the Investor will deliver to Sandbridge or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Sandbridge’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Sandbridge such information regarding the Investor, the securities of Sandbridge held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Sandbridge to effect the registration of such Shares, and shall execute such documents in connection with such registration as Sandbridge may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Sandbridge shall provide to Investor a copy of any filing that is proposed to include disclosure relating to the Investor at least five (5) business days in advance of any disclosure thereof and shall include such revisions to such proposed disclosure as Investor shall reasonably request so as to result in disclosure that is compliant with applicable securities laws and regulations.

(b) At its expense Sandbridge shall advise the Investor within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any effective Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by Sandbridge of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from Sandbridge (which notice shall not contain any material non-public information regarding Sandbridge or the Company) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which Sandbridge agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Sandbridge that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by Sandbridge except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. Sandbridge shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as Sandbridge is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Sandbridge shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Indemnification.

(i) Sandbridge agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, trustees, partners, members, managers, shareholders, investment advisors, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Sandbridge by or on behalf of the Investor expressly for use therein.

(ii) The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless Sandbridge, its directors and officers and agents and each person who controls Sandbridge (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 7(c) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(c) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7 shall be individual, not joint and several, and in no event shall the liability of Investor hereunder exceed the net proceeds received by Investor upon the sale of the Shares giving rise to such indemnification obligation.

(d)          In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, Sandbridge shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Investor, provided that Sandbridge and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to Sandbridge and the Transfer Agent in connection therewith. Subject to receipt from the Investor by Sandbridge and the Transfer Agent of customary representations and other documentation reasonably acceptable to Sandbridge and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of Sandbridge’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that Sandbridge remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for Sandbridge to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Sandbridge shall, in accordance with the provisions of this Section 7(f) and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. Sandbridge shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force or effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) July 31, 2021, if the Closing has not occurred by such date, and (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)-(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Sandbridge shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further force or effect and any monies paid by the Investor to Sandbridge in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor without any deduction for or on account of any tax, withholding, charges or set-off.

9. Trust Account Waiver. The Investor acknowledges that Sandbridge is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Sandbridge and one or more businesses or assets. The Investor further acknowledges that, as described in Sandbridge’s prospectus relating to its initial public offering dated September 14, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Sandbridge’s assets consist of the cash proceeds of Sandbridge’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Sandbridge, its public stockholders and the underwriters of Sandbridge’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Sandbridge to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Sandbridge entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of shares of Class A Stock currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares of Class A Stock, except to the extent that the Investor has otherwise agreed with Sandbridge to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned. Notwithstanding the foregoing, Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Investor) or, with the Sandbridge’s prior written consent, to another person, provided that no such assignment shall relieve Investor of its obligations hereunder if any such assignee fails to perform such obligations.

b. Sandbridge may request from the Investor such additional information as Sandbridge may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided that Sandbridge agrees to keep any such information provided by Subscriber confidential.

c. The Investor acknowledges that Sandbridge will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Sandbridge and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from Sandbridge will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. Sandbridge acknowledges and agrees that each of the Placement Agents is entitled to rely on the representations and warranties of Sandbridge contained in this Subscription Agreement. The Investor acknowledges and agrees that each of the Placement Agents is entitled to rely on the representations and warranties of the Investor contained in this Subscription Agreement.

e. Each of the Investor and Sandbridge are entitled to rely upon this Subscription Agreement; provided, however, that the foregoing clause of this Section 10(e) shall not give the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing.

f. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise provided herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to such provisions.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed by wet-ink signature or electronically, in one or more counterparts and by different parties in separate counterparts, and delivered by facsimile or electronic mail or in .pdf, with the same effect as if all parties hereto had manually signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m. Any notice or communication required or permitted hereunder to be given to the Investor or Sandbridge shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, (1) in the case of the Investor, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection or out-of-office notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to Sandbridge and (2) in the case of Sandbridge, to its address set forth on the cover of the Registration Statement/Proxy Statement or to ksuslow@sandbridge.com.

n. The Investor hereby acknowledges and agrees that it will not, and will cause each person acting at the Investor’s direction or pursuant to any understanding with the Investor to not, directly or indirectly offer, sell, pledge, contract to sell or sell any option to purchase, or engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act in respect of, Sandbridge’s Class A common stock until the consummation of the transactions contemplated hereby (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, nothing contained herein shall prohibit Investor from engaging in (i) any purchase of securities by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) any sale (including the exercise of any redemption right) of securities of Sandbridge (A) held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the Transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

o. Investor shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

p. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE  DISTRICT OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

11. Exculpation. The Investor acknowledges and agrees that none of (i) any other investor pursuant to any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors or employees) or (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, or employees shall have any liability to the Investor pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Sandbridge, the Company, the Placement Agents or any Non-Party Affiliate concerning Sandbridge, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Sandbridge, the Company, any Placement Agent or any of Sandbridge’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

12. Disclosure. Sandbridge shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that Sandbridge, the Company or any of its officers, directors, employees or agents (including the Placement Agents) has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the Investor shall not be in possession of any material, non-public information received from Sandbridge or any of its officers, directors, employees or agents (including the Placement Agents), and the Investor  shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Sandbridge or any of its affiliates or agents relating to the transactions contemplated by this Subscription Agreement. Except with the express written consent of Investor and unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information, Sandbridge shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, non-public information regarding Sandbridge or the Transaction from and after the filing of the Disclosure Document. Sandbridge acknowledges that the Investor is entitled to rely on provisions of this Section 12 in effecting transactions in securities of Sandbridge. Notwithstanding anything in this Subscription Agreement to the contrary, Sandbridge (i) shall not, without the prior written consent of Investor, publicly disclose the name of Investor or any of its affiliates, or include the name of Investor or any of its affiliates in any press release or marketing materials of Sandbridge and (ii) shall not, without the prior written consent of Investor publicly disclose the name of Investor or any of its affiliates, or include the name of Investor or any of its affiliates in any filings with the Commission or any regulatory agency or trading market except (A) required by the federal securities law in connection with the Registration Statement, and (B), to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the NYSE or by any other governmental authority, in which case Sandbridge shall provide Investor with prior written notice of such disclosure permitted under this subclause (B).

13. Legal Opinions. If a transfer agent requires a legal opinion stating that it is permissible to remove the restrictive legend from the Shares pursuant to Rule 144 of the Securities Act in order to effect a proposed transfer of Shares by the Investor that is otherwise permissible under Rule 144 of the Securities Act, then at the Investor’s request, Sandbridge shall promptly, at its sole cost and expense, cause its legal counsel to issue such opinion to the transfer agent, subject to receipt by Sandbridge’s counsel and transfer of any reasonable and customary documentation they may require from or on behalf of the Investor.

14. Massachusetts Business Trust. If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

[INVESTOR]
By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Email Address:	Email Address:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Sandbridge in the Closing Notice.

IN WITNESS WHEREOF, Sandbridge has accepted this Subscription Agreement as of the date set forth below.

SANDBRIDGE ACQUISITION CORPORATION

By:
Name:
Title:

Date:              , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

  ☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

 ** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked the appropriate box in the following item indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** OR ***

C.       ☐   We are a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940.

** AND **

D.	AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.

Please indicate the basis of the Investor’s status as a “qualified purchaser,” as defined in Section 2(a)(51)(A) of the Investment Company Act and the regulations issued thereunder:

☐
The Investor is an individual who owns not less than $5,000,000 in “Investments” either separately or jointly or as community property with his or her spouse.  (See Annex A to this Investor Questionnaire for the definition of and method for calculating the value of “Investments”);

☐
The Investor is an entity, acting for its own account or the accounts of other “qualified purchasers,” that in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in “Investments.”  (See Annex A to this Investor Questionnaire for the definition of and method for calculating the value of “Investments”);

☐
The Investor is a “family company” that owns not less than $5,000,000 in “Investments.” (See Annex A to this Investor Questionnaire for the definition of and method for calculating the value of “Investments.”)  A “family company” means any company (including a trust, partnership, limited liability company or corporation) that is owned directly or indirectly by or for (a)(i) two or more individuals who are related as siblings, spouses or former spouses, or as direct lineal descendants by birth or adoption, or (ii) spouses of such persons, (b) estates of such persons, or (c) foundations, charitable organizations or trusts established by or for the benefit of such persons;

☐	The Investor is an entity (other than a trust), each of the beneficial owners of which is a “qualified purchaser”; or

☐
The Investor is a trust that was not formed for the specific purpose of investing in the Company, each trustee (or other person authorized to make decisions with respect to the trust) and each grantor (or other person who has contributed assets to the trust) of which are “qualified purchasers”.

2

Annex A to Investor Questionnaire

INVESTMENTS

For determining whether the Investor is a “qualified purchaser,” the term “Investments” means:

1.
Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is a “public company,” a “financial company” or has more than $50,000,000 in equity, as reflected on such company’s financial statements which present such equity information as of a date within 16 months preceding the date on which the Investor acquires an Interest.  The term “public company” includes all companies that file reports pursuant to Section 13 or 15(d) of the Exchange Act or have a class of securities that are listed on a Designated Offshore Securities Market, as defined  by Regulation S of the Securities Act.  The term “financial company” includes a commodity pool or an “investment company” (whether U.S. or offshore) or a company required to register as such under the Investment Company Act but for the exclusions or exemptions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act;

2.
Real estate held for investment purposes so long as it is not used by the prospective qualified purchaser or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes.  However, real estate owned by a prospective qualified purchaser who is primarily in the real estate business is includable as an “investment” even if it is held by the owner;

3.
“Commodity Interests” or “Physical Commodity” held for investment purposes by the Investor.  “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (a) any contract market designated for trading such transactions under the Commodity Exchange Act, and the regulations issued thereunder and the rules thereunder, or (b) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.  “Physical Commodity” means any physical commodity with respect to which a “Commodity Interest” is traded on a market specified in the definition of Commodity Interests above;

4.
To the extent not securities, “financial contracts” entered into for investment purposes or in connection with investments.  “Financial contracts” means any arrangement that (a) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (b) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (c) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

5.
In the case of an Investor that is a commodity pool operator or an investment company excepted from registration by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make Capital Contributions to, the Investor upon the demand of the Investor; and

6.
Cash and cash equivalents (including foreign currencies) held for investment purposes.  “Cash and cash equivalents” include bank deposits, certificates of deposits, bankers acceptances and similar bank instruments held for investment purposes and the net cash surrender value of an insurance policy.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

For purposes of determining the amount of “Investments” owned by a company, “Investments” of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum “investment” amount requirements, regardless of which company is the prospective qualified purchaser.

For purposes of determining the amount of “Investments” owned by an individual, there may be included any “investment” held jointly or as community property with such person’s spouse.  In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s “Investments” any “Investments” owned by the other spouse (whether or not such “investments” are held jointly).

In determining whether an individual is a qualified purchaser, there may be included in the amount of such person’s “Investments” any “Investments” held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

VALUATION OF INVESTMENTS

In determining the value of “Investments” in order to ascertain qualified purchaser status, the aggregate amount of “Investments” owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost provided that the same method must be used for all “Investments.” However,

1.	in the case of “Commodity Interests,” the amount of “Investments” is the value of the initial margin or option premium deposited in connection with such “Commodity Interests,” and

2.	in each case, there shall be deducted from the amount of such “Investments” the following amounts:

(a)	the amount of any outstanding indebtedness incurred by the prospective qualified purchaser to acquire such “Investments,” and

(b)          in the case of a Family Company (as defined in the Investor Questionnaire), in addition to the amounts specified in paragraph (2)(a) above, any outstanding indebtedness incurred by an owner of the Family Company to acquire the Family Company’s “Investments.”